                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             ROPER INDUSTRIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------

     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------

     (3) Filing Party:
     -------------------------------------------------------------------------

     (4) Date Filed:
     -------------------------------------------------------------------------

Notes:

Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                             ROPER INDUSTRIES, INC.
                               160 Ben Burton Road
                              Bogart, Georgia 30622
                                  706-369-7170

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The 2002 Annual Meeting of Shareholders of Roper Industries, Inc. (the "Annual Meeting") will be held at its corporate offices at 160 Ben Burton Road, Bogart, Georgia 30622 on Friday, March 15, 2002, at 12-noon local time, for the following purposes:

     1.  To elect three (3) Directors;

     2.  To transact any other business properly brought before the meeting.

     Only shareholders of record at the close of business on January 25, 2002 will be entitled to vote at the Annual Meeting or any adjourned meeting, and these shareholders will be entitled to vote whether or not they have transferred any of their Common Stock since that date.

SHAREHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                             By Order of the Board of Directors

                             /s/ Shanler D. Cronk
                             --------------------
                             Shanler D. Cronk
                             Secretary

Bogart, Georgia
February 5, 2002

                                 PROXY STATEMENT

                                     GENERAL

     The enclosed Proxy is solicited by the Board of Directors of Roper Industries, Inc. (the "Company"). The cost of proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may devote part of their time, without additional compensation, to solicitation by fax, telephone or personal calls. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to beneficial owners and for reimbursement of their out-of-pocket and clerical expenses incurred in that connection. Proxies may be revoked at any time prior to voting.

     The mailing address of the principal executive offices of the Company is Roper Industries, Inc., 160 Ben Burton Road, Bogart, Georgia 30622. This Proxy Statement and the enclosed Proxy together with the 2001 Annual Report to Shareholders was mailed to shareholders on or about February 5, 2002. On written request mailed to the attention of the Chief Financial Officer of the Company at the address set forth above, the Company will provide without charge a copy of its 2001 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                                VOTING SECURITIES

     As of January 25, 2002 (the "Record Date"), the Company had outstanding 31,156,350 shares of Common Stock, all of which shares are entitled to vote. The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that each outstanding share of Common Stock will entitle the holder thereof to five (5) votes, except that holders of outstanding shares of Common Stock with respect to which there has been a change in beneficial ownership during the four (4) years immediately preceding the Record Date will be entitled to one (1) vote per share. Accordingly, shares owned on or before January 25, 1998, and as to which there has been no change in beneficial ownership since that date, are entitled to five (5) votes per share. The actual voting power of each holder of Common Stock will be based on stock ownership on the Record Date, as demonstrated by shareholder records at the time of the Annual Meeting. For voting purposes, proxies requiring confirmation of the date of beneficial ownership received by the Board of Directors with such confirmation not completed so as to show which shares beneficially owned by the shareholder are entitled to five (5) votes for each share will be voted with one
(1) vote for each share. See " OTHER INFORMATION - Voting by Proxy and Confirmation of Beneficial Ownership" on page 17.

     Under the rules of the New York Stock Exchange, brokers who hold shares in a street name have discretionary authority to vote on the election of Directors and on certain other items when they have not received instructions from beneficial owners. Thus, brokers that do not receive instructions will be entitled to vote upon the election of Directors.

     Shareholders are urged to sign the enclosed Proxy and return it promptly in the envelope enclosed for that purpose. Proxies will be voted in accordance with the shareholders' directions. If no directions are given, proxies will be voted FOR the election of the nominees named herein for Director. With regard to the election of Directors, votes may be cast in favor of all nominees or withheld from all nominees or any particular nominee. Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

Security Ownership

     The following table sets forth certain information regarding the ownership of the Company's single class of Common Stock as of December 31, 2001 with respect to (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each Director and each nominee for Director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table set out on page 11 and
(iv) all Directors and executive officers of the Company as a group. Except as otherwise indicated, each of the following shareholders has sole voting and investment power with respect to shares beneficially owned by such shareholder, except to the extent that authority is shared by a spouse under applicable law.

                                                Beneficial Ownership
Name of Beneficial Owner *                        of Common Stock       Percent
--------------------------------------------------------------------------------
Beck, Mack & Oliver LLC(1)                           1,976,635           6.3
Franklin Resources, Inc. (2)                         2,086,853           6.7
Inverness Counsel, Inc. (3)                          1,870,243           6.0
W. Lawrence Banks (4)                                   27,400            **
Luitpold von Braun (4)                                  18,800            **
Donald G. Calder (4)(5)                                386,449           1.2
John F. Fort III (4)(6)                                 19,900            **
Brian D. Jellison (4)                                   50,000            **
Derrick N. Key (4)                                     900,448           2.9
Wilbur J. Prezzano (4)                                  19,200            **
Georg Graf Schall-Riaucour (4)(7)                      429,400           1.4
Eriberto R. Scocimara (4)(8)                           108,300            **
Christopher Wright (4)(9)                               67,920            **
Hadj A. Amari (10)                                       4,350            **
Nigel W. Crocker (10)                                   33,339            **
Shanler D. Cronk (10)                                  218,507            **
Martin S. Headley (10)                                  39,600            **

All directors and executive officers
as a group (16 persons)                              2,421,696           7.8

-----------

* Each share beneficially owned continuously since January 25, 1998 is entitled to five votes per share. Therefore, the voting power of the persons listed below may exceed the number of shares shown as beneficially owned. See "OTHER INFORMATION - Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 17.
**  Less than 1%.
(1) The beneficial owner's business address is 330 Madison Avenue, 31st Floor, New York, New York 10017-5001; has no voting power with respect to 1,961,235 shares.
(2) The beneficial owner's business address is One Franklin Parkway, San Mateo, CA 94403-1906; has no voting power with respect to 247,439 shares.
(3) The beneficial owner's business address is 545 Madison Avenue, New York,
    New York 10022-4296; has shared power of disposition and no voting power with respect to 1,393,983 shares.
(4) Includes 27,400 shares (Mr. Banks), 42,400 shares (Mr. Scocimara and Mr. Wright), 18,400 shares (Mr. von Braun), 14,400 shares (Mr. Calder and Mr. Schall-Riaucour), 17,600 shares (Mr. Fort), 50,000 shares (Mr. Jellison), 236,600 shares (Mr. Key), and 19,200 shares (Mr. Prezzano) subject to options exercisable within 60 days of December 31, 2001.
(5) Includes (i) 14,600 shares owned by a family foundation of which Mr. Calder is president and a director, (ii) 230,105 shares owned by Mr. Calder's spouse and (iii) 14,400 shares held by a trust with respect to which Mr. Calder is a co-trustee and shares voting and disposition powers. Mr. Calder disclaims any beneficial ownership interest in any shares owned by his spouse.
 (6) Includes 1,100 shares owned by Mr. Fort's spouse as to which he disclaims any beneficial ownership.
 (7) Includes 399,000 shares owned by Wittelsbacher Ausgleichsfonds of which Mr. Schall-Riaucour is General Director, and as such, is authorized to vote and dispose of such shares. Mr. Schall-Riaucour disclaims beneficial ownership of all such shares.
 (8) Includes (i) 32,300 shares owned by Mr. Scocimara's spouse and (ii) 3,100 shares owned by a foundation of which he is a director, as to all of which he disclaims any beneficial ownership.
 (9) Includes 25,520 shares which Dresdner Kleinwort Wasserstein ("DrKW") beneficially owns or holds the power to vote and dispose. Mr. Wright is a managing director of DrKW.
 (10) Includes 4,000 shares (Mr. Amari), 31,400 shares (Mr. Crocker), 89,400 shares (Mr. Cronk), and 35,400 shares (Mr. Headley), subject to options exercisable within 60 days of December 31, 2001.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act requires the Company's Directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, Directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended October 31, 2001, all Company executive officers and Directors complied with applicable Section 16(a) filing requirements, except that Mr. von Braun's Form 5 for the Company's fiscal year 2000 reporting his March 2000 formula grant of 4,000 stock options under the Company's 1993 Stock Option Plan for Non-employee Directors was filed late.

                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Proposal 1: Election of Three (3) Directors

     The Certificate of Incorporation provides that the Board of Directors shall consist of such number of members as may be fixed, from time to time, by the Board of Directors, but not less than the minimum number required under Delaware law. In November 2001 the Board of Directors increased the number of directors from nine (9) to ten (10) and appointed Brian D. Jellison to the new Board seat. The Certificate of Incorporation also provides that the Board of Directors shall be divided into three classes of Directors, with the term of one class expiring at each annual shareholders' meeting and each class serving three-year terms. Two of the three classes comprise three Directors and the third class, which includes Mr. Jellison, comprises four Directors.

     The terms of office of Directors Calder, Key and Wright expire at the Annual Meeting, and such persons are proposed as nominees for Director for terms expiring at the 2005 Annual Meeting of Shareholders. Proxies received which contain no instructions to the contrary will be voted FOR the nominees listed below. In the event any nominee is unable to serve (an event management does not anticipate), the Proxy will be voted for a substitute nominee selected by the Board of Directors.

Nominees for election at the 2002 Annual Meeting          Positions and Offices
for terms expiring at the 2005 Annual Meeting                 with the Company                             Age
--------------------------------------------------------------------------------------------------------------

Donald G. Calder /(1)/                                      Director                                          64
Derrick N. Key /(1)/                                        Chairman of the Board                             54
Christopher Wright /(2)/                                    Director                                          44


Directors whose terms expire
at the 2003 Annual Meeting
--------------------------

Wilbur J. Prezzano /(1)/                                    Director                                          61
Georg Graf Schall-Riaucour /(3)/                            Director                                          61
Eriberto R. Scocimara /(3)/                                 Director                                          66


Directors whose terms expire
at the 2004 Annual Meeting
--------------------------

Brian D. Jellison /(1)/                                     Director, President and Chief Executive Officer   55
W. Lawrence Banks /(2)/                                     Director                                          63
Luitpold von Braun /(3)/                                    Director                                          69
John F. Fort III /(2)/                                      Director                                          60

-----------

/(1)/ Member of the Executive Committee.
/(2)/ Member of the Compensation Committee.
/(3)/ Member of the Audit Committee.

     Donald G. Calder has been a Director of the Company since December 1981, a Vice President of the Company from December 1981 until May 1996, Treasurer of the Company from December 1991 to May 1993, and was a director of Ropex Corporation ("Ropex"), a holding company which was the parent of the Company from December 1982 until its merger into the Company in February 1992. Mr. Calder is president and director of G. L. Ohrstrom & Co., Inc. and was a partner of its predecessor, G. L. Ohrstrom & Co., from 1970 to October 1996. He is a director of Carlisle Companies Incorporated, Central Securities Corp., Brown-Forman Corp. and several privately owned companies.

     Derrick N. Key has been a Director of the Company since December 1991 and Chairman of the Board of the Company since November 1994. He was a Director and Chief Executive Officer of the Company from December 1991 to November 2001, and was its President from February 1989 to November 2001. Mr. Key was a Vice President of the Company from June 1982 until February 1989, and president of Roper Pump Company, a Company subsidiary, from November 1985 until November 1991.

     Christopher Wright has been a Director of the Company since December 1991. Mr. Wright is chief executive officer of Dresdner Kleinwort Capital, the private equity arm of Dresdner Bank A.G., Frankfurt, and is a managing director of its affiliate, DrKW. He is also general manager of The KB Mezzanine Fund, L.P., a director and officer of Merifin Capital, Inc., an affiliate of a private European investment firm, a director of Genaissance Pharmaceuticals, Inc. and I-Document Systems p/c, and he has served since 1989 on the boards of several privately owned companies and venture capital funds.

     Wilbur J. Prezzano has been a Director of the Company since September 1997. Following completion of a 31-year career at Eastman Kodak Company, he retired in January 1997 as its board vice-chairman. Mr.

Prezzano served as a director of Eastman Kodak Company from May 1992 until his retirement. Mr. Prezzano is a director of TD Bank USA and Lance, Inc.

     Georg Graf Schall-Riaucour has been a Director of the Company since January 1995. He has been general director of Wittelsbacher Ausgleichsfonds since May 1994, prior to which since 1971 he was senior partner of the Munich, Germany law firm of Stever & Beiten. Mr. Schall-Riaucour is a director of several privately held U.S. companies.

     Eriberto R. Scocimara was a Director of the Company from December 1981 to December 1984 and was re-elected as a Director in December 1991, and was also a director of Ropex from December 1982 until its merger into the Company. Mr. Scocimara has been president and chief executive officer of the Hungarian-American Enterprise Fund, a privately-managed investment company, since April 1994, and he has been the president of Scocimara & Company, Inc., an investment management company, since 1984. Mr. Scocimara is a director of Carlisle Companies Incorporated, Quaker Fabric Corporation, Euronet Services, Inc. and several privately held companies.

     Brian D. Jellison has served as President and Chief Executive Officer of the Company since November 6, 2001 when he first joined the Company, succeeding Mr. Key in those offices. Prior thereto from January 1998 to July 2001 Mr. Jellison was corporate executive vice president of Ingersoll-Rand Company ("IR"). During this period, in addition to serving as executive vice president, Mr. Jellison held the following positions: president of the industrial sector, president of the infrastructure development sector, and president of IR Europe. From 1994 to 1998, he was a corporate vice president and head of IR's architectural hardware business. Prior thereto since 1985, he held several IR product line, division and group senior executive positions, with lead responsibility for the financial performance and supervision of a wide variety of global businesses. During his career at IR, Mr. Jellison assumed the principal responsibility for completing and integrating a variety of public and private new business acquisitions. He is a director of Champion Enterprises and serves on its board audit committee and as chairman of its board finance committee.

     W. Lawrence Banks has been a Director of the Company since December 1991 and from December 1982 was also a director of Ropex from December 1982 until its merger into the Company. He served as a director of Robert Fleming & Co., Limited, a British merchant banking firm, from 1974 until March 1998, and deputy chairman from April 1990 through March 1998. He was also Chairman of its U.S. subsidiary Robert Fleming, Inc., a U.S. investment banking company.

     Luitpold von Braun has been a Director of the Company since December 1991, was a director of Ropex from December 1982 until its merger into the Company, and is presently a director of several privately held companies. For more than five years he was the general manager of Wittelsbacher Ausgleichsfonds in Munich, Germany, from which he retired in May 1994.

     John F. Fort III has been a Director of the Company since December 1995. He is a director and was formerly chairman (through January 1993) and chief executive officer (through July 1992) of Tyco International Ltd. He is also a director of Insilco Holding Company, Thermadyne Holdings Corporation, Manufacturers' Services, Ltd. and several privately owned companies.

Meetings of the Board and Board Committees; Compensation of Directors

     The Board of Directors of the Company, which held six (6) meetings during fiscal 2001, has standing Executive, Audit and Compensation Committees. The Executive Committee, which has the authority to exercise all powers of the Board of Directors between regularly scheduled Board of Directors meetings, had no meetings in fiscal 2001.

     The functions and responsibilities of the Audit Committee are described in the "AUDIT COMMITTEE REPORT" on page 15. The Audit Committee held three (3) meetings during fiscal 2001.

     The Compensation Committee administers the Company's executive incentive compensation programs and decides upon annual salary adjustments and discretionary bonuses for the Company's "top management" (defined as the Chief Executive Officer, the President, and the Vice Presidents of the Company, and the presidents of the Company's operating subsidiaries and divisions). The Compensation Committee held one (1) meeting during fiscal 2001.

     Each of the Company's incumbent Directors attended at least 75% of the total number of meetings during fiscal 2001 of the Board of Directors and of any Committee thereof on which he served.

     Pursuant to Board compensation policies effective throughout the Company's 2001 fiscal year, each Director with the exception of Mr. Key received an annual fee of $25,000, paid in quarterly installments. Commencing with fiscal 2002, the Board increased the annual fee to $35,000. No additional compensation was paid for service on any of the Board's standing Committees, but Mr. Banks, Mr. Calder, and Mr. Fort each received $15,000, and Mr. Prezzano (Chairman) received $20,000, for his service on a special Board Search Committee appointed to conduct the search for a successor to Mr. Key as the Company's President and Chief Executive Officer. Directors who were also Company employees were eligible to participate (i) in the Roper Industries, Inc. Employees' Retirement Savings 003 Plan, to which the Company contributed a minimum of 3% and up to a maximum of 7 1/2% of their eligible earnings, and (ii) the Company's 1991 Stock Option Plan ("1991 Stock Option Plan") and the Company's 2000 Stock Incentive Plan for management and other employees of the Company. Directors who were not otherwise Company employees were entitled to participate in a non-employee Directors' stock option formula plan which provides for annual grants of 4,000 option shares commencing in the year of the first Annual Meeting of Shareholders following the year of initial appointment, subject to adjustment for certain capital transactions.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     During fiscal 2001, the members of the Compensation Committee were Mr. Fort, Mr. Banks and Mr. Wright. During fiscal 2001 Mr. Key, Chairman of the Board and, until November 6, 2001, President and Chief Executive Officer of the Company, served as a director of Tritex Corporation, a privately-held company that has no compensation committee and of whom Mr. Calder, a Director of the Company, served as an executive officer during fiscal 2001.

Executive Officers

     The following table sets forth certain information concerning the current executive officers of the Company. The executive officers are elected by the Board of Directors and serve at the discretion of the Board of Directors.

Name                      Position  and Offices with the Company                Age
-----------------------------------------------------------------------------------
Derrick N. Key*           Chairman of the Board of Directors                    54
Brian D. Jellison*        President and Chief Executive Officer                 55
Hadj A. Amari             Group Vice President, Industrial Controls             49
Larry K. Christensen      Group Vice President, Fluid Handling                  53
Nigel W. Crocker          Group Vice President, Analytical Instrumentation      47
Shanler D. Cronk          Vice President, General Counsel and Secretary         53
Martin S. Headley         Vice President and Chief Financial Officer            45
C. Thomas O'Grady         Vice President, Mergers and Acquisitions              50
-----------

*See "Proposal 1: Election of Three (3) Directors" above.

     Hadj A. Amari has served as Group Vice President, Industrial Controls since November 2000 when he first joined the Company. Prior thereto since March 1998 he served as president of ABB Automation, Inc.'s instrument division, functioning as the chief executive officer of this unit which developed, manufactured and marketed worldwide a variety of instrumentation and control products for the process industry. From November 1996 until February 1998, Mr. Amari served as managing director of ABB Metering Systems, Ltd. and was responsible for the overall operations of this unit which developed, manufactured and marketed, principally in Europe and Asia, industrial, commercial and residential electricity metering products.

     Larry K. Christensen has served as Group Vice President, Fluid Handling since October 1998, and prior thereto as Group Vice President, Industrial Controls since November 1996. He also was president of AMOT Controls Corporation ("AMOT U.S."), and managing director of AMOT Controls Ltd. ("AMOT U.K."), subsidiaries of the Company, from November 1996 through November 1997. He served as executive vice president of Compressor Controls Corporation from July 1995 to November 1996, and as president of AMOT U.S. from 1991 to June 1995. Prior thereto, he held various managerial positions in sales, marketing, project management, planning and engineering at Fisher Controls, a manufacturer of industrial control products, from July 1974 until December 1990.

     Nigel W. Crocker has served as Group Vice President, Analytical Instrumentation since November 1996. Prior thereto, he served both as president of AMOT U.S. since September 1995, and as managing director of AMOT U.K. since October 1991. Mr. Crocker served as managing director of Jiskoot Autocontrol Ltd. U.K., a control engineering company, from January 1990 until August 1991. Prior to that time, Mr. Crocker was vice president of engineering for North and South America and, subsequently, president of Jiskoot Inc. from November 1986 until December 1989.

     Shanler D. Cronk has served as Vice President and General Counsel of the Company since September 1993, before which he served as its corporate counsel since January 1992, and was appointed its Secretary in November 1996. From June 1991 to January 1992, he served as interim chief counsel to Nevada Goldfields, Inc., prior to which he was engaged in corporate and securities law practice with the law firms of Gibson, Dunn & Crutcher, from June 1988 to October 1990, and Kutak, Rock & Campbell.

     Martin S. Headley has served as Vice President and Chief Financial Officer of the Company since July 1996. From July 1993 to June 1996, Mr. Headley served as chief financial officer of the U.S. operations of McKechnie Group, plc, a manufacturer of components and assemblies for a variety of industrial OEMs. From June 1990 to July 1993, he served as controller-international operations for AM Multigraphics, a manufacturer and distributor of printing and reproduction equipment and supplies, prior to which he was engaged in a public accounting practice with Arthur Andersen & Co., conducting audit and consulting assignments from a number of American and European locations.

     C. Thomas O'Grady has served as Vice President, Mergers and Acquisitions since April 2001 when he first joined the Company. Prior thereto from April 1997, Mr. O'Grady served as corporate director of acquisitions for FMC Corporation and was responsible for heading the development and establishment of a variety of joint ventures and other corporate partnerships and for completing several new business acquisitions and financings for FMC's machinery, chemical and airline services businesses on four continents. From December 1996 to March 1997 he was president of the affiliated FMC Development Corporation, which developed and launched a new financial services unit to support capital projects and other business opportunities in emerging markets, mainly Russia, Eastern Europe, Asia and Mexico. From June 1996 to November 1996, Mr. O'Grady was director of manufacturing for FMC's energy and transportation group and prior thereto since March 1993 was controller of that business unit.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee (the "Committee") of the Board of Directors. The Committee is appointed by the Board of Directors and is comprised of three non-employee Directors of the Company. The Committee has responsibility for all compensation matters concerning the Company's executive officers.

Compensation Philosophy

     The Company's executive compensation program strongly links management pay with the Company's annual and long-term performance. The compensation program is intended to attract, motivate and retain senior corporate and operating company management by providing compensation opportunities that are consistent with Company performance. The cornerstones for the compensation program are: base salaries which reflect such factors as level of responsibility, individual performance, internal fairness and external competitiveness; annual incentive bonus awards which are payable in cash or Common Stock upon the achievement of annual financial objectives approved by the Board of Directors; and long-term incentive opportunities in the form of stock options which strengthen the mutuality of interests between management and the Company's shareholders. Other compensation elements, such as severance and sign-on bonus arrangements are occasionally employed when deemed appropriate to the recruitment and retention of key management personnel, particularly in the case of senior executive officer level. While the income tax implications of the compensation program to the Company and its executive officers are continually assessed, including the $1 million per covered employee limitation on the compensation expenses deductible by the Company for federal income tax purposes, they are not presently a significant factor in the administration of the program.

     The Company strives to provide compensation opportunities which emphasize effectively rewarding management for the achievement of critical financial performance objectives. The Committee supports a pay-for-performance policy that determines compensation amounts based on business unit and individual performance. While the establishment of base salaries turns principally on the factors noted above, annual incentive bonuses for senior operating company executives are based on the financial performance of their respective business units, and annual incentive bonuses for senior corporate executives are based principally on the financial performance of their group and/or of the Company as a whole. In addition, the program provides stock incentive opportunities designed to align the interests of management and other key employees with other shareholders through the attainment of Common Stock. The following is a discussion of each of the elements of the Company's executive compensation program, including a description of the decisions and actions taken by the Committee with respect to fiscal 2001 compensation for the Chief Executive Officer (the "CEO") and other executive officers of the Company.

Management Compensation Program

     Compensation paid to the Company's executive officers for fiscal 2001 (as reflected in the tables that follow with respect to the named executive officers) consisted of the following primary elements: base salary, annual incentive cash bonus awards and stock options granted under the 1991 Stock Option Plan.

Base Salary

     With respect to determining the base salary of executive officers, the Committee takes into consideration a variety of factors including the executive's level of responsibility and individual performance, and the salaries of similar positions in the Company and in comparable companies deemed relevant by the Committee. The Committee also engages the services of independent consultants from time to time to assess such comparable, external salary values. The Committee believes that its process for determining and adjusting the base salary of executive officers is fully consistent with sound personnel practices. Based on the Committee's consideration of the aforementioned factors, salary increases were made effective as of January 1, 2000 and January 1, 2001 for each of the named executive officers and other executive officers of the Company (except Mr. Amari) and are reflected in their compensation received during fiscal 2001.

     Annual adjustments in base salaries of the executive officers typically are made effective at the beginning of the calendar year for which they are intended to apply and therefore reflect in large part prior year's business and individual performance achievements.

Annual Incentive Bonus Program

     The Company's annual incentive bonus program for its executive officers (including those identified in the tables that follow) is based on the achievement of financial performance targets which are subject to adjustment as the Committee deems appropriate. Although the program presently emphasizes cash bonus payments, Common Stock awards can be utilized when deemed appropriate. Subjective performance criteria are not utilized in the determination of these incentive bonuses. The objective criteria utilized for fiscal 2001 was based principally on cash flow from operations determined on a quarterly basis. The Company accrues for these bonuses earned throughout the year. Final calculation of the Company's financial performance (and the financial performance of its subsidiaries) and determination and payment of the awards are made after the completion of the Company's fiscal year. Individual annual incentive bonus awards to executive officers for the Company's 2001 fiscal year were determined by the Committee based on application of the aforementioned factors to the Company's financial performance for fiscal 2001 and were paid after its conclusion.

Stock Option Plans

     The long-term incentive element of the Company's management compensation program is in the form of stock options grants. These discretionary stock options are granted and administered by the Committee under the 1991 Stock Option Plan and the 2000 Stock Incentive Plan which are intended to create an opportunity for key employees of the Company to acquire an ownership interest in the Company and thereby enhance their efforts in the service of the Company and its shareholders. The compensatory and administrative features of these plans conform in all material respects to the design of standard comparable plans and are, in the Committee's estimation, fair and reasonable.

     During fiscal 2001, the Committee approved nine (9) separate grants of stock options for a total of approximately 487,000 shares of Common Stock to 240 key employees at exercise prices ranging from $32.3125 to $41.82 share, which prices were the then-current fair market value of the Common Stock for which the options were granted. Twenty percent of the options under each grant will become exercisable cumulatively on each succeeding anniversary of the respective grant dates through 2005 or 2006. The Committee believes that by rationing the exercisability of these stock options over a five-year period, the executive retention impact of the plans will be strengthened and management's motivation to enhance the value of the Company's Common Stock will be constructively influenced.

Chief Executive Officer Compensation

     During fiscal 2001, Derrick N. Key, Chief Executive Officer of the Company, was eligible to participate in the same management compensation plans as were available to other corporate-level executive officers of the Company. Based on the performance of the Company in the prior fiscal year and the Committee's assessment of Mr. Key's ongoing personal performance in the position of Chief Executive Officer, Mr. Key received a salary increase effective as of January 1, 2001. Among the factors considered by the Committee in its consideration of Mr. Key's performance were the continued expansion of the Company's core businesses into both domestic and international markets, the continued success of the Company's acquisition strategy and the Committee's desire that Mr. Key's salary be set at a level commensurate with other CEO's of comparable public companies.

     Mr. Key's annual incentive bonus award for fiscal 2001 was earned under the same program applicable to other corporate-level executive officers of the Company and was based solely on the fiscal 2001 financial performance of the Company and its subsidiaries. On that basis, Mr. Key received an annual incentive bonus award equal to 94.5% of his fiscal 2001 year-end base salary rate. No subjective assessment of Mr. Key's performance entered into the determination of his annual incentive bonus award.

     Mr. Key participates in the 1991 Stock Option Plan and is eligible to participate in the 2000 Stock Incentive Plan and on November 13, 2000 was granted options for 25,000 shares of Common Stock at the option price of $32.3125 per share. This options grant was based on the Company's continued success in executing its business strategies. Mr. Key is eligible to receive future options grants at the discretion of the Committee.

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), limits the amount of individual compensation for certain executives that may be deducted by the employer for federal income tax purposes in any one fiscal year to $1 million unless such compensation is "performance-based". The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareholders of applicable performance standards, the composition of the Committee, and certification by the Committee that performance standards were satisfied. In order to preserve the Company's ability to deduct certain performance-based compensation under Section 162(m), the Committee, in structuring compensation programs for its executive officers, intends to give strong consideration to the deductibility of awards.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

     John F. Fort III, Chairman
     W. Lawrence Banks
     Christopher Wright

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the cash compensation and additional incentive compensation paid by the Company to the Chief Executive Officer and each of its four other most highly compensated executive officers for the three fiscal years ended October 31, 2001.


                           Summary Compensation Table

                           Fiscal                                           Long-Term
                            Year                                          Compensation         All Other
Name and                    Ended          Annual Compensation               Awards          Compensation
Principal Position       October 31       Salary ($)   Bonus ($)           Options (#)             ($)
------------------       ----------       ----------   ---------           -----------       ------------
Derrick N. Key             2001            575,833     552,826              25,000               62,626 /(1)/
  Chairman of the Board,   2000            521,667     270,300              25,000               79,486
  President and Chief      1999            475,000     387,293              20,000               59,915
  Executive Officer*

Hadj A. Amari              2001            240,000     216,000              20,000              218,276 /(2)/
  Group Vice President,    2000                 --          --                  --                   --
  Industrial Controls      1999                 --          --                  --                   --

Nigel W. Crocker           2001            216,667     194,150              15,000               21,184 /(3)/
  Group Vice President,    2000            195,000      90,200              15,000               24,399
  Analytical Inst.         1999            168,333     113,817              10,000               18,089

Shanler D. Cronk           2001            200,417     192,308              15,000               19,795 /(4)/
  Vice President, General  2000            181,667      94,350              15,000               21,547
  Counsel and Secretary    1999            163,333     133,132              10,000               18,021

Martin S. Headley          2001            223,081     214,057              15,000               22,033 /(5)/
  Vice President and       2000            202,577     105,020              15,000               26,440
  Chief Financial Officer  1999            184,375     149,955              10,000               20,419
-----------

* Effective November 6, 2001, Mr. Jellison succeeded Mr. Key in the positions of President and Chief Executive Officer

/(1)/ Includes qualified defined contribution plan contributions of $13,125, non-qualified defined contribution plan contributions of $43,710 and supplemental executive retirement and life insurance plan premiums of $5,791.

/(2)/ Includes qualified defined contribution plan contributions of $9,000, non-qualified defined contribution plan contributions of $15,225, a "sign-on" bonus of $103,000, and relocation benefits (including income taxes) of $91,051.

/(3)/ Includes qualified defined contribution plan contributions of $12,750, non-qualified defined contribution plan contributions of $7,765 and supplemental executive retirement and life insurance plan premiums of $669.

/(4)/ Includes qualified defined contribution plan contributions of $12,750 and non-qualified defined contribution plan contributions of $7,045.

/(5)/ Includes qualified defined contribution plan contributions of $13,125 and non-qualified defined contribution plan contributions of $8,908.

                        Option Grants In Last Fiscal Year


                                                                                         Potential Realizable
                                           % of Total                                      Value at Assumed
                           Number of        Options                                        Annual Rates of
                           Securities      Granted to      Exercise                          Stock Price
                           Underlying      Employees       or Base                         Appreciation for
                            Options        in Fiscal        Price     Expiration             Option Term
Name                        Granted /(1)/     Year        ($/Share)      Date            5%($)        10%($)
----                       ------------       ----        ---------      ----            -----        ------
Derrick N. Key               25,000           4.9%         32.31        11/12/10         508,029    1,287,445

Hadj A. Amari                20,000           3.9%         33.94        10/31/10         426,862    1,081,753

Nigel W. Crocker             15,000           2.9%         32.31        11/12/10         304,817      772,467

Shanler D. Cronk             15,000           2.9%         32.31        11/12/10         304,817      772,467

Martin S. Headley            15,000           2.9%         32.31        11/12/10         304,817      772,467
-----------

/(1)/ The stock options vest cumulatively at a rate of 20% per year on each of the five succeeding anniversary dates of the grant.


           Aggregated Option Exercises In Last Fiscal Year And FY-End
                                  Option Values

                                                                     Number of
                                                                    Securities              Value ($) of
                                                                    Underlying               Unexercised
                                                                    Unexercised             In-the-money
                                 Number                             Options at               Options at
                                of Shares                        October 31, 2001          October 31, 2001
                                Acquired        Value ($)          Exercisable/             Exercisable/
Name                            on Exercise     Realized           Unexercisable            Unexercisable
----                            -----------     --------           -------------             -------------

Derrick N. Key                     --               --           220,200 / 61,800        5,908,218 / 809,708

Hadj A. Amari                      --               --                -- / 20,000               -- / 169,250

Nigel W. Crocker                   --               --            55,400 / 36,200        1,434,897 / 461,368

Shanler D. Cronk                   --               --            79,800 / 36,200        2,223,907 / 461,368

Martin S. Headley                  --               --            31,800 / 36,200          593,833 / 461,368


Employment Agreement and Executive Severance Arrangements

Brian D. Jellison

         The Company entered into an employment agreement effective as of November 6, 2001 with Brian D. Jellison pursuant to which Mr. Jellison is entitled to a base salary of $575,000 a year subject to annual review and increase, but not decrease, by the Board of Directors and an annual bonus of up to 100% of his base salary upon achievement of target performance goals established by the Compensation Committee. In addition, the employment agreement provides for customary vacation, holidays and sick leave, business expense reimbursement, pension and welfare benefits and reimbursement for relocation expenses.

         Mr. Jellison's employment may be terminated by the Company at any time with or without cause, may be terminated by the Company upon disability and terminates automatically upon death. Mr. Jellison may terminate his employment for "good reason" and may voluntarily resign upon 60 days' written notice to the Company. In the event of Mr. Jellison's resignation or termination of his employment for any reason other than for cause, in addition to any amounts owed to him by the Company for services through the date of termination of employment and the severance benefits described below, Mr. Jellison will be entitled to receive a pro rata amount of his target bonus for the then-current fiscal year, assuming the Company achieved the level of performance for which a bonus is paid for that year.

         Under the employment agreement, in the event that within one year following a "change in control" the Company terminates Mr. Jellison's employment without cause or Mr. Jellison terminates his employment for "good reason," Mr. Jellison will be entitled to receive an aggregate amount equal to twice the sum of (i) his then current base salary and (ii) the greater of (A) the average of the annual bonuses actually paid by the Company to Mr. Jellison with respect to the immediately preceding two fiscal years and (B) the bonus Mr. Jellison would earn based on the target bonus applicable for the year of termination. The Company will also continue coverage for Mr. Jellison under the Company's life insurance, medical, health and similar welfare benefit plans (other than group disability benefits) for a period of 24 months or pay to Mr. Jellison the economic equivalent of such benefits (based on premium costs to the Company), reduced to the extent comparable benefits are actually received by Mr. Jellison from a subsequent employer. In addition, all options, shares of restricted stock, performance shares and any other equity-based awards held by Mr. Jellison will become fully vested as of the date of termination and any options may be exercised and will not expire until the earlier of (i) the expiration of the option term as set forth in the applicable stock option agreement or (ii) the second anniversary of the date of termination.

         Under the employment agreement, a "change in control" generally means:
(i) the acquisition by any person or group of securities representing more than 40% of the voting power of the Company's outstanding securities; (ii) a change in the composition of the Board of Directors within any two-year period such that persons who were directors at the beginning of the period or were nominated by such directors by two-thirds vote do not constitute a majority of the Board of Directors; (iii) a merger or consolidation of the Company with any other corporation other than a merger or consolidation (A) in which holders of the Company's voting securities would own 50% or more of the combined voting power of the surviving corporation or (B) in which no person acquires 40% or more of the combined voting power of the surviving corporation; and (iv) a liquidation or sale of substantially all of the Company's assets.

         For purposes of the employment agreement, "good reason" generally means
(i) any material diminution in Mr. Jellison's authorities, responsibilities, status, title or position, the assignment to him of duties or responsibilities inconsistent with his status, or failure to reappoint or reelect him to such positions; (ii) a reduction in Mr. Jellison's base salary or target bonus; (iii) the relocation of his office to a location more than 50 miles from the previous location; (iv) the failure by the Company to comply with any material provisions of the employment agreement; or (v) any purported termination of employment by the Company which is not effected pursuant to the notice provisions of the employment agreement.

         In the event that prior to or following the first anniversary of a change in control, Mr. Jellison terminates his employment for good reason or the Company terminates Mr. Jellison's employment without cause, the Company agreed to (i) pay Mr. Jellison his base salary for a period of 24 months from the date of termination, and (ii) continue coverage for Mr. Jellison under the Company's life insurance, medical, health, and similar welfare benefit plans (other than group disability benefits) for a period not to exceed 24 months, or to pay to Mr. Jellison the economic equivalent of these benefits (based on premium costs to the Company), reduced to the extent comparable benefits are actually received by Mr. Jellison from a subsequent employer.

         In the employment agreement, Mr. Jellison agreed not to compete with the Company for a period of one year following the termination of his employment with the Company.

     Pursuant to the employment agreement, the Company granted to Mr. Jellison stock options to purchase 200,000 shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the effective date of the grant. Of these stock options, options to purchase 50,000 shares vested on the effective date of the grant, options to purchase 50,000 shares will vest in equal annual increments over the three year period following the effective date of the grant and the balance will vest in equal annual increments over the five-year period following the effective date of the grant. In the event Mr. Jellison's employment is terminated by the Company without cause, or Mr. Jellison resigns for good reason, then that portion of any option's grant (including any options that may be granted to Mr. Jellison in the future) that would have vested at the next anniversary of the effective date of the grant will become vested and any options held by Mr. Jellison to the extent then vested may be exercised and will not expire until the earlier of (i) the expiration of the options term as set forth in the applicable stock options agreement or (ii) the expiration of the period during which he is entitled to severance payments under the employment agreement.

Hadj A. Amari

         The Company made an offer of employment to Mr. Amari pursuant to an offer letter dated September 11, 2000. The offer letter provides for an annual base salary of $240,000 subject to review on January 1, 2002 and thereafter on an annual basis. Pursuant to the offer letter, the Company paid Mr. Amari a bonus of $103,000 in January 2001. The offer letter also provides that Mr. Amari may earn an annual bonus of up to 100% of his base salary based on achievement of target results.

         The offer letter provides that in the event of a change in control of the Company, a removal from the position of Group Vice President, or a termination of employment for reasons other than for cause, Mr. Amari will be provided a severance package for a period of six months.

         Pursuant to the offer letter, the Company granted to Mr. Amari options to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value of the Company's stock on the effective date of the grant. These options vest in equal annual increments over a period of five years.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is comprised of three non-employee Directors, each of whom is independent (as defined in Sections 303.01(B)(2)(a) and (B)(3) of the New York Stock Exchange listing standards). The Audit Committee's responsibilities are set forth in its Charter, the latest revision of which was adopted on May 16, 2000 (the "Charter"), and was filed with the Board of Directors' proxy statement for the 2001 Annual Meeting of Shareholders.

     Generally, the Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Committee recommends to the full Board of Directors the selection of the Company's independent public accountants to undertake appropriate reviews and audits of the Company's financial statements, the preparation of which is the responsibility of Company management. The Audit Committee also discusses with the independent public accountants the overall scope and specific plans for their audits, the effectiveness and adequacy of the Company's internal accounting controls and pending litigation, the results of their examinations, their evaluations of the Company's internal accounting controls, and the overall quality of the Company's financial reporting. The Audit Committee meets with management on a periodic basis to discuss any significant matters, internal audit recommendations, policy or procedural changes, and risks or exposures, if any, that may have a material effect on the Company's financial statements.

     The Audit Committee has: (i) reviewed and discussed the Company's audited financial statements for the fiscal year ended October 31, 2001 with the Company's management; (ii) discussed with the Company's independent public accountants the matters required to be discussed by Statements on Auditing Standards No. 1 - "Communications with Audit Committees", as then in effect;
(iii) received the written disclosures and the letter from the Company's independent public accountants required by Independence Standards Board Standard No. 1 - "Independence Discussions with Audit Committees", as then in effect, and has discussed with the Company's independent public accountants their independence, (iv) reviewed internal audit recommendations, and (v) discussed with the Company's independent public accountants the quality of the Company's financial reporting.

     In reliance on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended October 31, 2001, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Eriberto R. Scocimara, Chairman
Georg Graf Schall-Riaucour
Luitpold von Braun

                         SHAREHOLDER RETURN PERFORMANCE

     Set forth below is a line graph comparing the Company's total shareholder returns to those of (i) the Standard & Poor's 500 Index and, (ii) the Standard & Poor's Diversified Manufacturing Index ("Manufacturing Index") for the five-year period ended October 31, 2001. Total return values were calculated based on cumulative total return assuming the value of the investment in the Company's Common Stock and in each index was $100 and that all dividends were reinvested.

                              1996        1997         1998        1999         2000         2001

ROPER INDUSTRIES, INC.       $100.00     $127.63       $85.90     $150.30      $171.90      $209.96
S&P 500                      $100.00     $132.11      $161.16     $202.54      $214.87      $161.36
S&P MANUF. DIV.              $100.00     $124.90      $137.67     $174.38      $210.61      $182.36

                                OTHER INFORMATION

            Voting by Proxy and Confirmation of Beneficial Ownership

     To assure that shares will be represented at the Annual Meeting, please complete, sign and return the enclosed Proxy in the envelope provided for that purpose whether or not you expect to attend. Shares represented by a valid Proxy will be voted as specified.

     Any shareholder, without affecting any vote previously taken, may revoke a Proxy by a later-dated proxy or by giving notice of revocation to the Company in writing addressed to the Company at 160 Ben Burton Road, Bogart, Georgia 30622.

     As described below, the number of votes that each shareholder will be entitled to cast at the Annual Meeting will depend on when the shares were acquired and whether or not there has been a change in beneficial ownership since the date of acquisition, with respect to each of such holder's shares.

     Yellow Proxy cards are being furnished to shareholders whose shares of Common Stock are held by brokers or banks or in nominee name. Shareholders receiving yellow Proxy cards are requested to confirm to the Company how many of the shares they owned as of January 25, 2002 were beneficially owned on or before January 25, 1998, entitling such shareholder to five (5) votes per share, and how many were acquired after January 25, 1998, entitling such shareholder to one (1) vote per share. If no confirmation of beneficial ownership is received from a shareholder at least three (3) business days prior to the Annual Meeting, it will be deemed by the Company that beneficial ownership of all shares was effected after January 25, 1998, and the shareholder will be entitled to one (1) vote for each share. If a shareholder provides incorrect information, he may provide correct information at any time at least three (3) business days prior to the voting of his shares at the Annual Meeting.

     Blue Proxy cards are being furnished to individual shareholders of record as of January 25, 2002 whose shares of Common Stock on the records of the Company show the following:

     (i) that such shareholder had beneficial ownership of such shares on or before January 25, 1998, and there has been no change since that date, thus entitling such shareholder to five (5) votes for each share; or

     (ii) that beneficial ownership of such shares was effected after January 25, 1998, thus entitling such shareholder to one (1) vote for each share; or

     (iii) that the dates on which beneficial ownership of such shares was effected are such that such shareholder is entitled to five (5) votes for some shares and one (1) vote for other shares.

     Printed on the blue Proxy card for each individual shareholder of record is the number of shares of Common Stock for which he is entitled to cast five (5) votes each and/or one (1) vote each, as the case may be, as shown on the records of the Company.

     Shareholders are urged to review the number of shares shown on their blue Proxy cards in the five-vote and one-vote categories. If the number of shares shown in a voting category is believed to be incorrect, the shareholder should notify the Company in writing of that fact and either enclose such notice along with his blue Proxy card in the postage-paid, return envelope, or mail such notice directly to the Company at the address indicated above. The shareholder should identify the shares improperly classified for voting purposes and provide information as to the date beneficial ownership was acquired by him. Any such notification of improper classification of votes must be made at least three (3) business days prior to the

Annual Meeting or the shareholder will be entitled at the Annual Meeting to the number of votes indicated on the records of the Company.

     In certain cases, record ownership may change but beneficial ownership for voting purposes does not change. The Certificate of Incorporation of the Company states the exceptions where beneficial ownership is deemed not to have changed upon the transfer of shares of Common Stock. Shareholders should consult the pertinent provision of the Certificate of Incorporation attached as Annex A for those exceptions.

     By resolution duly adopted by the Board of Directors of the Company pursuant to section 4(B) (v) of the Certificate of Incorporation, the following procedures have been adopted for use in determining the number of votes per share to which a shareholder is entitled:

     (i) The Company may accept the written and signed statement of a shareholder to the effect that no change in beneficial ownership has occurred during the four (4) years immediately preceding the date on which a determination is made of the shareholders of the Company who are entitled to vote or take any other action. Such statement may be abbreviated to state only the number of shares as to which such shareholder is entitled to exercise five (5) votes or one (1) vote per share.

     (ii) In the event the Secretary of the Company, in his sole discretion, taking into account the standards set forth in the Certificate of Incorporation, deems any such statement to be inadequate or for any reason deems it in the best interest of the Company to require further evidence of the absence of change of beneficial ownership during such period preceding the record date, he may require such additional evidence and, until it is provided in form and substance satisfactory to him, a change in beneficial ownership during such period shall be deemed to have taken place.

     (iii) Information supplementing that contemplated by paragraph (i) and additional evidence contemplated by paragraph (ii) may be provided by a shareholder at any time but must be furnished at least three (3) business days prior to any meeting of shareholders at which such shares are to be voted for any change to be effective at such meeting.

     (iv) The foregoing rules and procedures shall be implemented substantially in accordance with the methods utilized in connection with any annual or other meeting of shareholders including the proxy forms and correspondence to shareholders used for purposes of such meetings, subject to such changes as may be necessary or advisable in the judgment of the Secretary of the Company or the Board of Directors. The Board of Directors shall have absolute discretion to review any determination made with respect to the matters set forth herein and in section 4(B) of the Certificate of Incorporation (including, without limitation, the adequacy of the proof submitted by any corporation or other entity to establish the absence of a change in beneficial ownership of shares in accordance with section 4(B) (ii)
           (a).

                                VOTING PROCEDURES

     The presence, in person or by proxy, of the owners of a majority of the votes entitled to be cast is necessary for a quorum at the Annual Meeting.

     All shares of Common Stock in the Roper Industries, Inc. Employee's Retirement Savings 003 Plan, the Roper Industries, Inc. Employee's Retirement Savings 004 Plan and the Roper Industries, Inc. Employee Stock Purchase Plan that have been allocated to the account of a participant in each such plan for which the respective plan trustee receives voting instructions will be voted in accordance with those instructions. Common Stock which has been allocated to the plan account of a participant and for which a trustee has not received voting instructions shall not be voted.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP provided assorted accounting services to the Company and served as the Company's independent public accountants for fiscal 2001. One or more representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they so desire, and to respond to appropriate questions of shareholders in attendance. Consistent with its customary practice, the Board of Directors expects to appoint its independent public accountants for fiscal 2002 at an undetermined time following the Annual Meeting.

     The aggregate fees billed by Arthur Andersen LLP, the Company's principal independent public accountant, to the Company for the year ended October 31, 2001 were as follows:

         Audit Fees                                    $ 432,000

         Financial Information Systems
            Design and Implementation Fees                35,000

         All Other Fees                                  654,000
                                                   -------------

                  Total Fees                         $ 1,121,000
                                                   -------------
                                                   -------------

     The Audit Committee has considered whether the provision of the services reflected under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining Arthur Andersen LLP's independence.


                     SHAREHOLDER PROPOSALS FOR PRESENTATION
                   AT THE 2003 ANNUAL MEETING OF SHAREHOLDERS

     If a shareholder of the Company wishes to present a proposal for consideration for inclusion in the Proxy Statement for the 2003 Annual Meeting of Shareholders scheduled, subject to change, to be held on March 21, 2003, the proposal must be sent by Certified Mail-Return Receipt Requested and must be received at the corporate offices of the Company, 160 Ben Burton Road, Bogart, Georgia 30622; Attn: General Counsel, no later than October 14, 2002. All proposals must conform to the rules and regulations of the Securities and Exchange Commission.

     The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2003 Annual Meeting of Shareholders, including any shareholder nominations for election of Directors, but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company at its corporate offices not earlier than November 22, 2002, nor later than December 18, 2002, and certain other conditions of the Company's bylaws and applicable rules of the Securities and Exchange Commission are satisfied.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business which will be or is intended to be presented at the Annual Meeting. Should any further business come before the Annual Meeting or any adjourned Annual Meeting, it is the intention of the proxies named in the enclosed Proxy to vote according to their best judgment.

                                         By the Order of the Board of Directors

                                         /s/ Shanler D. Cronk

                                         Shanler D. Cronk
Dated: February 5, 2002                  Secretary

                                                                         ANNEX A

                   Subparagraph B of ARTICLE 4 of the Restated
             Certificate of Incorporation of Roper Industries, Inc.

     B. (i) EACH OUTSTANDING SHARE OF COMMON STOCK SHALL ENTITLE THE HOLDER THEREOF TO FIVE (5) VOTES ON EACH MATTER PROPERLY SUBMITTED TO THE SHAREHOLDERS OF THE CORPORATION FOR THEIR VOTE, WAIVER, RELEASE OR OTHER ACTION; EXCEPT THAT NO HOLDER OF OUTSTANDING SHARES OF COMMON STOCK SHALL BE ENTITLED TO EXERCISE MORE THAN ONE (1) VOTE ON ANY SUCH MATTER IN RESPECT OF ANY SHARE OF COMMON STOCK WITH RESPECT TO WHICH THERE HAS BEEN A CHANGE IN BENEFICIAL OWNERSHIP DURING THE FOUR (4) YEARS IMMEDIATELY PRECEDING THE DATE ON WHICH A DETERMINATION IS MADE OF THE SHAREHOLDERS OF THE CORPORATION WHO ARE ENTITLED TO VOTE OR TO TAKE ANY OTHER ACTION.

         (ii) A CHANGE IN BENEFICIAL OWNERSHIP OF AN OUTSTANDING SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED WHENEVER A CHANGE OCCURS IN ANY PERSON OR PERSONS WHO, DIRECTLY OR INDIRECTLY, THROUGH ANY CONTRACT, AGREEMENT, ARRANGEMENT, UNDERSTANDING, RELATIONSHIP OR OTHERWISE HAS OR SHARES ANY OF THE
FOLLOWING:

         (a) VOTING POWER, WHICH INCLUDES, WITHOUT LIMITATION, THE POWER TO VOTE OR TO DIRECT THE VOTING POWER OF SUCH SHARE OF COMMON STOCK;

         (b) INVESTMENT POWER, WHICH INCLUDES, WITHOUT LIMITATION, THE POWER TO DIRECT THE SALE OR OTHER DISPOSITION OF SUCH SHARE OF COMMON STOCK;

         (c) THE RIGHT TO RECEIVE OR TO RETAIN THE PROCEEDS OF ANY SALE OR OTHER DISPOSITION OF SUCH SHARE OF COMMON STOCK; OR

         (d) THE RIGHT TO RECEIVE OR TO RETAIN ANY DISTRIBUTIONS, INCLUDING, WITHOUT LIMITATION, CASH DIVIDENDS, IN RESPECT OF SUCH SHARE OF COMMON STOCK.

         (iii) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING SECTION (ii) OF THIS SUBPARAGRAPH B, THE FOLLOWING EVENTS OR CONDITIONS SHALL BE DEEMED TO INVOLVE A CHANGE IN BENEFICIAL OWNERSHIP OF A SHARE OF COMMON STOCK:

         (a) IN THE ABSENCE OF PROOF TO THE CONTRARY PROVIDED IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN SECTION (v) OF THIS SUBPARAGRAPH B, A CHANGE IN BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE OCCURRED (1) WHENEVER AN OUTSTANDING SHARE OF COMMON STOCK IS TRANSFERRED OF RECORD INTO THE NAME OF ANY OTHER PERSON AND (2) UPON THE ISSUANCE OF SHARES IN A PUBLIC OFFERING;

         (b) IN THE CASE OF AN OUTSTANDING SHARE OF COMMON STOCK HELD OF RECORD IN THE NAME OF A CORPORATION, GENERAL PARTNERSHIP, LIMITED PARTNERSHIP, VOTING TRUSTEE, BANK, TRUST COMPANY, BROKER, NOMINEE OR CLEARING AGENCY, IF IT HAS NOT BEEN ESTABLISHED PURSUANT TO THE PROCEDURES SET FORTH IN SECTION (v) OF THIS SUBPARAGRAPH B THAT THERE HAS BEEN NO CHANGE IN THE PERSON OR PERSONS WHO OR THAT DIRECT THE

         EXERCISE OF THE RIGHTS REFERRED TO IN CLAUSES (ii) (a) THROUGH (ii)(d), INCLUSIVE, OF THIS SUBPARAGRAPH B WITH RESPECT TO SUCH OUTSTANDING SHARE OF COMMON STOCK DURING THE PERIOD OF FOUR (4) YEARS IMMEDIATELY PRECEDING THE DATE ON WHICH A DETERMINATION IS MADE OF THE SHAREHOLDERS OF THE CORPORATION ENTITLED TO VOTE OR TO TAKE ANY OTHER ACTION (OR SINCE FEBRUARY 12, 1992 FOR ANY PERIOD ENDING ON OR BEFORE FEBRUARY 12,
         1992), THEN A CHANGE IN BENEFICIAL OWNERSHIP OF SUCH SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED DURING SUCH PERIOD;

         (c) IN THE CASE OF AN OUTSTANDING SHARE OF COMMON STOCK HELD OF RECORD IN THE NAME OF ANY PERSON AS A TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN UNDER THE UNIFORM GIFTS TO MINORS ACT AS IN EFFECT IN ANY JURISDICTION, A CHANGE IN BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE OCCURRED WHENEVER THERE IS A CHANGE IN THE BENEFICIARY OF SUCH TRUST, THE PRINCIPAL OF SUCH AGENT, THE WARD OF SUCH GUARDIAN, THE MINOR FOR WHOM SUCH CUSTODIAN IS ACTING OR IN SUCH TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN; OR

         (d) IN THE CASE OF OUTSTANDING SHARES OF COMMON STOCK BENEFICIALLY OWNED BY A PERSON OR GROUP OF PERSONS WHO, AFTER ACQUIRING, DIRECTLY OR INDIRECTLY, THE BENEFICIAL OWNERSHIP OF FIVE PERCENT (5%) OF THE OUTSTANDING SHARES OF COMMON STOCK, FAILS TO NOTIFY THE CORPORATION OF SUCH OWNERSHIP WITHIN TEN (10) DAYS AFTER SUCH ACQUISITION, A CHANGE IN BENEFICIAL OWNERSHIP OF SUCH SHARES OF COMMON STOCK SHALL BE DEEMED TO OCCUR ON EACH DAY WHILE SUCH FAILURE CONTINUES.

         (iv) NOTWITHSTANDING ANY OTHER PROVISION IN THIS SUBPARAGRAPH B TO THE CONTRARY, NO CHANGE IN BENEFICIAL OWNERSHIP OF AN OUTSTANDING SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED SOLELY AS A RESULT OF:

         (a) ANY EVENT THAT OCCURRED PRIOR TO FEBRUARY 12, 1992 OR PURSUANT TO THE TERMS OF ANY CONTRACT (OTHER THAN A CONTRACT FOR THE PURCHASE AND SALE OF SHARES OF COMMON STOCK CONTEMPLATING PROMPT SETTLEMENT), INCLUDING CONTRACTS PROVIDING FOR OPTIONS, RIGHTS OF FIRST REFUSAL AND SIMILAR ARRANGEMENTS, IN EXISTENCE ON FEBRUARY 12, 1992 AND TO WHICH HOLDER OF SHARES OF COMMON STOCK IS A PARTY; PROVIDED, HOWEVER, THAT ANY EXERCISE BY AN OFFICER OR EMPLOYEE OF THE CORPORATION OR ANY SUBSIDIARY OF THE CORPORATION OF AN OPTION TO PURCHASE COMMON STOCK AFTER FEBRUARY 12, 1992 SHALL, NOTWITHSTANDING THE FOREGOING AND CLAUSE
         (iv) (f) HEREOF, BE DEEMED A CHANGE IN BENEFICIAL OWNERSHIP IRRESPECTIVE OF WHEN THAT OPTION WAS GRANTED TO SAID OFFICER OR EMPLOYEE;

         (b) ANY TRANSFER OF ANY INTEREST IN AN OUTSTANDING SHARE OF COMMON STOCK PURSUANT TO A BEQUEST OR INHERITANCE, BY OPERATION OF LAW UPON THE DEATH OF ANY INDIVIDUAL, OR BY ANY OTHER TRANSFER WITHOUT VALUABLE CONSIDERATION, INCLUDING, WITHOUT LIMITATION, A GIFT THAT IS MADE IN GOOD FAITH AND NOT FOR THE PURPOSE OF CIRCUMVENTING THE PROVISIONS OF THIS ARTICLE FOURTH;

         (c) ANY CHANGES IN THE BENEFICIARY OF ANY TRUST, OR ANY DISTRIBUTION OF AN OUTSTANDING SHARE OF COMMON STOCK FROM TRUST, BY REASON OF THE BIRTH, DEATH, MARRIAGE OR DIVORCE OF ANY NATURAL PERSON, THE

         ADOPTION OF ANY NATURAL PERSON PRIOR TO AGE EIGHTEEN (18) OR THE PASSAGE OF A GIVEN PERIOD OF TIME OR THE ATTAINMENT BY ANY NATURAL PERSON OF A SPECIFIC AGE, OR THE CREATION OR TERMINATION OF ANY GUARDIANSHIP OR CUSTODIAL ARRANGEMENT;

         (d) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN WITH RESPECT TO AN OUTSTANDING SHARE OF COMMON STOCK IF NEITHER SUCH SUCCESSOR HAS NOR ITS PREDECESSOR HAD THE POWER TO VOTE OR TO DISPOSE OF SUCH SHARE OF COMMON STOCK WITHOUT FURTHER INSTRUCTIONS FROM OTHERS;

         (e) ANY CHANGE IN THE PERSON TO WHOM DIVIDENDS OR OTHER DISTRIBUTIONS IN RESPECT OF AN OUTSTANDING SHARE OF COMMON STOCK ARE TO BE PAID PURSUANT TO THE ISSUANCE OR MODIFICATION OF A REVOCABLE DIVIDEND PAYMENT ORDER;

         (f) ANY ISSUANCE OF A SHARE OF COMMON STOCK BY THE CORPORATION OR ANY TRANSFER BY THE CORPORATION OF A SHARE OF COMMON STOCK HELD IN TREASURY OTHER THAN IN A PUBLIC OFFERING THEREOF, UNLESS OTHERWISE DETERMINED BY THE BOARD OF DIRECTORS AT THE TIME OF AUTHORIZING SUCH ISSUANCE OR TRANSFER;

         (g) ANY GIVING OF A PROXY IN CONNECTION WITH A SOLICITATION OF PROXIES SUBJECT TO THE PROVISIONS OF SECTION 14, OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER PROMULGATED;

         (h) ANY TRANSFER, WHETHER OR NOT WITH CONSIDERATION, AMONG INDIVIDUALS RELATED OR FORMERLY RELATED BY BLOOD, MARRIAGE OR ADOPTION ("RELATIVES") OR BETWEEN A RELATIVE AND A PERSON CONTROLLED BY ONE OR MORE RELATIVES WHERE THE PRINCIPAL PURPOSE FOR THE TRANSFER IS TO FURTHER THE ESTATE TAX PLANNING OBJECTIVES OF THE TRANSFEROR OR OF RELATIVES OF THE TRANSFEROR;

         (i) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE AS A RESULT OF THE DEATH OF THE PREDECESSOR TRUSTEE (WHICH PREDECESSOR TRUSTEE SHALL HAVE BEEN A NATURAL PERSON);

         (j) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE WHO OR WHICH WAS SPECIFICALLY NAMED IN A TRUST INSTRUMENT PRIOR TO FEBRUARY 12, 1992; OR

         (k) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE AS A RESULT OF THE RESIGNATION, REMOVAL OR FAILURE TO QUALIFY OF A PREDECESSOR TRUSTEE OR AS A RESULT OF MANDATORY RETIREMENT PURSUANT TO THE EXPRESS TERMS OF A TRUST INSTRUMENT; PROVIDED, THAT LESS THAN FIFTY PERCENT (50%) OF THE TRUSTEES ADMINISTERING ANY SINGLE TRUST WILL HAVE CHANGED (INCLUDING IN SUCH PERCENTAGE THE APPOINTMENT OF THE SUCCESSOR TRUSTEE) DURING THE FOUR (4) YEAR PERIOD PRECEDING THE APPOINTMENT OF SUCH SUCCESSOR TRUSTEE.

         (v) FOR PURPOSES OF THIS SUBPARAGRAPH B, ALL DETERMINATIONS CONCERNING CHANGES IN BENEFICIAL OWNERSHIP, OR THE ABSENCE OF ANY SUCH CHANGE, SHALL BE MADE BY THE BOARD OF DIRECTORS OF THE CORPORATION OR, AT ANY TIME WHEN THE CORPORATION EMPLOYS A TRANSFER AGENT WITH RESPECT TO

THE SHARES OF COMMON STOCK, AT THE CORPORATION'S REQUEST, BY SUCH TRANSFER AGENT ON THE CORPORATION'S BEHALF. WRITTEN PROCEDURES DESIGNED TO FACILITATE SUCH DETERMINATIONS SHALL BE ESTABLISHED AND MAY BE AMENDED, FROM TIME TO TIME, BY THE BOARD OF DIRECTORS. SUCH PROCEDURES SHALL PROVIDE, AMONG OTHER THINGS, THE MANNER OF PROOF OF FACTS THAT WILL BE ACCEPTED AND THE FREQUENCY WITH WHICH SUCH PROOF MAY BE REQUIRED TO BE RENEWED. THE CORPORATION AND ANY TRANSFER AGENT SHALL BE ENTITLED TO RELY ON ANY AND ALL INFORMATION CONCERNING BENEFICIAL OWNERSHIP OF THE OUTSTANDING SHARES OF COMMON STOCK COMING TO THEIR ATTENTION FROM ANY SOURCE AND IN ANY MANNER REASONABLY DEEMED BY THEM TO BE RELIABLE, BUT NEITHER THE CORPORATION NOR ANY TRANSFER AGENT SHALL BE CHARGED WITH ANY OTHER KNOWLEDGE CONCERNING THE BENEFICIAL OWNERSHIP OF OUTSTANDING SHARES OF COMMON STOCK.

         (vi) IN THE EVENT OF ANY STOCK SPLIT OR STOCK DIVIDEND WITH RESPECT TO THE OUTSTANDING SHARES OF COMMON STOCK, EACH SHARE OF COMMON STOCK ACQUIRED BY REASON OF SUCH SPLIT OR DIVIDEND SHALL BE DEEMED TO HAVE BEEN BENEFICIALLY OWNED BY THE SAME PERSON FROM THE SAME DATE AS THAT ON WHICH BENEFICIAL OWNERSHIP OF THE OUTSTANDING SHARE OR SHARES OF COMMON STOCK, WITH RESPECT TO WHICH SUCH SHARE OF COMMON STOCK WAS DISTRIBUTED, WAS ACQUIRED.

         (vii) EACH OUTSTANDING SHARE OF COMMON STOCK, WHETHER AT ANY PARTICULAR TIME THE HOLDER THEREOF IS ENTITLED TO EXERCISE FIVE (5) VOTES OR ONE (1) VOTE, SHALL BE IDENTICAL TO ALL OTHER SHARES OF COMMON STOCK IN ALL RESPECTS, AND TOGETHER THE OUTSTANDING SHARES OF COMMON STOCK SHALL CONSTITUTE A SINGLE CLASS OF SHARES OF THE CORPORATION.

February 5, 2002

Dear Shareholder of Record:

   The enclosed Roper Industries, Inc. proxy card is furnished to you as a holder of record of shares of Roper Common Stock as of January 25, 2002, the record date for the Annual Meeting of Shareholders to be held on March 15, 2002. Not only does it provide for you to give instructions as to how to vote your Common Stock, but it also indicates the number of such shares held of record entitled to five votes and the number of such shares entitled to one vote, according to Roper's shareholder records. The number of votes per share to which you are entitled depends generally on when you acquired your Common Stock and whether or not there has been any change since the date of acquisition in the "beneficial ownership" of your Common Stock, as that phrase is defined in Roper's Restated Certificate of Incorporation ("Certificate of Incorporation").

   For example, if you acquired all of your Common Stock after January 25, 1998, you will have one vote per share. If you acquired your shares on or before January 25, 1998 and there has been no change in the beneficial ownership of your shares, you are entitled to five votes per share. You may beneficially own some Common Stock in each category, in which case you will be entitled to five votes with respect to some shares and one vote with respect to others.

   Even though you have acquired shares after January 25, 1998, you may be entitled to five votes per share if the acquisition of such shares falls within one of the prescribed exceptions stated in the Certificate of Incorporation, pertinent portions of which are set forth beginning on page A-1 of the Notice of Annual Meeting of Shareholders and Proxy Statement.

   If you believe the number of your shares held of record indicated to be entitled to five votes and one vote is incorrect, you should follow the procedures set out in the Proxy Statement which accompanies the proxy card.

   You also may own additional shares of Roper Common Stock in "street name" through bank or brokerage accounts. If so, you will receive a different proxy card with respect to those shares which you should complete to vote such additional shares at the Annual Meeting.

Very truly yours,



/s/Brian Jellison
Brian D. Jellison
President & Chief Executive Officer

            (down triangle)  FOLD AND DETACH HERE  (down triangle)
--------------------------------------------------------------------------------




                            ROPER INDUSTRIES, INC.

 This proxy for the 2002 Annual Meeting of Shareholders is Solicited on Behalf
                           of the Board of Directors

The undersigned instructs that this Proxy be voted as marked.
                                                     Please sign your name as
                                                     it appears on this Proxy.
                                                     In case of multiple or
                                                     joint ownership, all
                                                     should sign. When signing
                                                     as attorney, executor,
                                                     administrator, trustee or
                                                     guardian give full title
                                                     as such.

                                                     Date:__________ 2002
                                                    ---------------------------
                                                    ---------------------------
                                                     Signature of Shareholder(s)


                                                     (Continue on Reverse Side)

Unless otherwise specified below, this Proxy will be voted FOR the election as Directors of the nominees listed below.

At the Annual Meeting of Shareholders of Roper Industries, Inc. to be held on March 15, 2002 at 12 noon at its corporate offices at 160 Ben Burton Road, Bogart, Georgia 30622 and all meeting adjournments, Brian D. Jellison and Martin S. Headley and each of them are authorized to represent me and vote may shares on the following:

1. The election of three (3) Directors. The nominees are:
  Donald G. Calder, Derrick N. Key, Christopher Wright

[_]FOR all nominees listed above. [_]FOR all nominees listed above except those selected nominees written on the line below:

--------------------------------------------------------------------------------
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided above).

[_] WITHHOLD AUTHORITY to vote for all nominees listed above;

2. In their discretion, the proxies are authorized to vote upon any other matter that may properly come before this meeting
        [_] FOR                    [_] AGAINST                  [_] ABSTAIN

[LOGO]
ROPER

                            ROPER INDUSTRIES, INC.

                              160 Ben Burton Road
                             Bogart, Georgia 30622
                                 706-369-7170

                                                               February 5, 2002

Dear Shareholder:

The enclosed Roper Industries, Inc. proxy card is different from the usual proxy card. Not only does it provide for you to give instructions as to how to vote your Roper Common Stock, but it also provides a place for you to confirm the number of shares you beneficially own on the date shown on the card. This, in turn, will indicate how many votes you will be entitled to cast at the Annual Meeting of Shareholders to be held on March 15, 2002.

The number of votes to which you will be entitled depends generally on when you acquired your shares and whether or not there has been any change since the date of acquisition in the "beneficial ownership" of your Common Stock, as that phrase is defined in Roper's Restated Certificate of Incorporation ("Certificate of Incorporation").

For example, if you purchased all of your Common Stock after January 25, 1998, you will have one vote per share. If you acquired your shares on or before January 25, 1998 and there has been no change in the beneficial ownership of your shares, you are entitled to five votes per share.

Also, you may beneficially own some Common Stock in each category, in which case you will be entitled to five votes with respect to some shares and one vote with respect to others.

Even though you have acquired shares after January 25, 1998, you may be entitled to five votes per share if the acquisition of such shares falls within one of the prescribed exceptions stated in the Certificate of Incorporation, pertinent portions of which are set forth beginning on page A-1 of the Notice of Annual Meeting of Shareholders and Proxy Statement.

It is important that you provide the information confirming the beneficial ownership of your shares in the space provided on the card. If you do not provide this information, you will be entitled to one vote per share for all shares covered by the proxy.

                                          Very truly yours,



    /s/Brian Jellison
                                          Brian D. Jellison
                                          President & Chief Executive Officer

               Yellow Card (Front) [Note: same back as blue card.]


                             ROPER INDUSTRIES, INC.
P                      2002 ANNUAL MEETING OF SHAREHOLDERS
R
O      This proxy for the 2002 Annual Meeting of Shareholders is Solicited
X                      on Behalf of the Board of Directors
Y
At the Annual Meeting of Shareholders of Roper Industries, Inc. to be held on March 15, 2002 at 12 noon at its corporate offices at 160 Ben Burton Road, Bogart, Georgia 30622 and all meeting adjournments, Brian D. Jellison and Martin S. Headley and each of them are authorized to represent me and vote my shares on the proposals listed below:

Unless otherwise specified below, this Proxy will be voted FOR the election as Directors of the nominees listed below.

1. The election of three (3) Directors.  The nominees are:
   01) Donald G. Calder, 02) Derrick N. Key, 03) Christopher Wright



2. In their discretion, the proxies are authorized to vote upon any other matter that may properly come before this meeting-------------------------->>>>>>>>>

The undersigned instructs that this Proxy be voted as marked.

Please sign your name as it appears on this Proxy. In case of joint ownership, all should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.





                               VOTING CONFIRMATION

Please provide the number of shares beneficially owned for each category as of January 25, 2002.

Shares beneficially owned ON or BEFORE January 25, 1998 entitled to five votes each.----------------------------------------------------------------------->>>>

Shares beneficially owned and acquired AFTER January 25, 1998 entitled to one vote each.------------------------------------------------------------------>>>>

If no confirmation is provided, all shares voted will be entitled to one vote each.




                                  YELLOW PROXY

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE [X]



--------------------------------------------------------------------------------

                             ROPER INDUSTRIES, INC.
                                    03/15/02
 1.   [ ] FOR ALL NOMINEES
      [ ] WITHOLD ALL NOMINEES
      [ ] WITHOLD AUTHORITY TO
          VOTE FOR ANY INDIVIDUAL
          NOMINEE. WRITE NUMBER(S)
          OF NOMINEE(S) BELOW.


                        --------------------------------------------------------
                                     PLEASE INDICATE YOUR PROPOSAL SELECTION
                                     BY FIRMLY PLACING AN "X" IN THE APPROPRIATE
                                     NUMBERED BOX WITH BLUE OR BLACK INK ONLY.

                                     SEE VOTING INSTRUCTIONS NO.3 ON REVERSE
                                                             ----

                                        YELLOW PROXY

2.        FOR      [ ]
      AGAINST      [ ]               ACCOUNT NO:
      ABSTAIN      [ ]               CUSIP:
                                     CONTROL NO:
                                     CLIENT NO:




---------Shares


---------Shares






                           PLACE "X" HERE IF YOU PLAN
                           TO ATTEND AND VOTE YOUR------>>>> [ ]
                           SHARES AT THE MEETING





--------------------------------  --------------------------------- ------------
SIGNATURE (1)                     SIGNATURE (2)                     DATE

                                     [LOGO]


                             ROPER INDUSTRIES, INC.

                              160 Ben Burton Road
                             Bogart, Georgia 30622
                                  706-369-7170

February 5, 2002




Dear Roper Industries, Inc. Employees' Retirement Savings 003 and/or 004 Plan (the "Plan") Participant:

Please find enclosed Roper's 2001 Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement which were recently mailed to our shareholders in advance of their March 15, 2002 Annual Meeting.

As a participant in the Plan by virtue of your employment you have elected that certain contributions to the Plan on your behalf be invested in Roper's Common Stock acquired in the open market. All shares of Roper Common Stock so held for the benefit of Plan participants as of the record date (January 25, 2002) for the 2002 Annual Meeting of Shareholders will be voted by the Plan Trustee. In casting its votes, the Plan Trustee will consider the voting preferences of those Plan participants who have invested in Roper Common Stock.

Accordingly, I encourage you to complete the enclosed card, sign and date it, and return it to the Plan Trustee in the envelope provided. The cards must be received by March 15, 2002 in order to be considered by the Plan Trustee.

Sincerely,

/s/ Brian D. Jellison

Brian D. Jellison
President and CEO

Enclosures

                      EVERY SHAREHOLDER'S VOTE IS IMPORTANT

                        PLEASE SIGN, DATE AND RETURN YOUR
                                  PROXY TODAY

























                  Please detach at perforation before mailing.





PROXY                       ROPER INDUSTRIES, INC.                         PROXY
   EMPLOYEES' RETIREMENT SAVING 003 PLAN PRATICIPANT VOTING PREFERENCE FOR THE
                       2002 ANNUAL MEETING OF SHAREHOLDERS

The undersigned instructs the Plan Trustee of his/her preference that the shares of Roper Industries, Inc. Common Stock held in his/her Plan accounts as of the Annual Meeting record date be voted as indicated on the reverse side hereof.








                                 -----------------------------------------------
                                 Signature of Plan Participant (Please sign your name as it appears on this Proxy.)

                                 -----------------------------------------------
                                 Social Security No.

                                 -----------------------------------------------
                                 Date                                 SCU_11382A

            Please mark your vote on the reverse side of this card.

                      EVERY SHAREHOLDER'S VOTE IS IMPORTANT

                        PLEASE SIGN, DATE AND RETURN YOUR
                                   PROXY TODAY

































                  Please detach at perforation before mailing.



At the Annual Meeting of Shareholders of Roper Industries, Inc. to be held on March 15, 2002 at 12 noon at its corporate offices at 160 Ben Burton Road, Bogart, Georgia 30622 and all meeting adjournments, my voting preference for the shares held in my Plan account are as follows:

                                                    FOR     WITHHOLD     FOR ALL
                                                    ALL       ALL         EXCEPT


1. The election of three (3) Directors.             [ ]       [ ]           [ ]
   The nominees are:

   1 Donald G. Calder  2 Derrick N. Key
   3 Christopher Wright

To withhold authority to vote, mark "For All
Except" and write the nominee's Name on the line below.

-------------------------------------------------

                                                    FOR     AGAINST      ABSTAIN

2. In its discretion, the Plan Trustee is           [ ]       [ ]           [ ]
   authorized to vote upon any other matter that may properly come before this meeting.



               Please date and sign the reverse side of this card.
                                                                       SCU11382

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT

                        PLEASE SIGN, DATE AND RETURN YOUR
                                  PROXY TODAY

























                  Please detach at perforation before mailing.





PROXY                       ROPER INDUSTRIES, INC.                         PROXY
   EMPLOYEES' RETIREMENT SAVING 004 PLAN PRATICIPANT VOTING PREFERENCE FOR THE
                       2002 ANNUAL MEETING OF SHAREHOLDERS

The undersigned instructs the Plan Trustee of his/her preference that the shares of Roper Industries, Inc. Common Stock held in his/her Plan accounts as of the Annual Meeting record date be voted as indicated on the reverse side hereof.








                                 -----------------------------------------------
                                 Signature of Plan Participant (Please sign your name as it appears on this Proxy.)

                                 -----------------------------------------------
                                 Social Security No.

                                 -----------------------------------------------
                                 Date                                 SCU_11382B

            Please mark your vote on the reverse side of this card.

                      EVERY SHAREHOLDER'S VOTE IS IMPORTANT

                        PLEASE SIGN, DATE AND RETURN YOUR
                                   PROXY TODAY

































                  Please detach at perforation before mailing.



At the Annual Meeting of Shareholders of Roper Industries, Inc. to be held on March 15, 2002 at 12 noon at its corporate offices at 160 Ben Burton Road, Bogart, Georgia 30622 and all meeting adjournments, my voting preference for the shares held in my Plan account are as follows:

                                                    FOR     WITHHOLD     FOR ALL
                                                    ALL       ALL         EXCEPT


1. The election of three (3) Directors.             [ ]       [ ]           [ ]
   The nominees are:

   1 Donald G. Calder  2 Derrick N. Key
   3 Christopher Wright

To withhold authority to vote, mark "For All
Except" and write the nominee's Name on the line below.

-------------------------------------------------

                                                    FOR     AGAINST      ABSTAIN

2. In its discretion, the Plan Trustee is           [ ]       [ ]           [ ]
   authorized to vote upon any other matter that may properly come before this meeting.



               Please date and sign the reverse side of this card.
                                                                       SCU11382

                        TIME-PHASED VOTING INSTRUCTIONS
                            ROPER INDUSTRIES, INC.

                     Voting Procedures - Beneficial Owners
                    Common Stock of Roper Industries, Inc.

   To All Banks, Brokers and Nominees:

   Roper Industries, Inc. ("Roper") shareholders who were holders of record on January 25, 2002 and who acquired Roper Common Stock on or before January 25, 1998, will be entitled to cast five votes per share at the Annual Meeting to be held March 15, 2002. Those holders of record who acquired their shares after January 25, 1998 are, with certain exceptions, entitled to cast one vote per share on the Common Stock they own. Stock dividend shares received pursuant to the Company's August 1997 2-for-1 stock split in the form of a 100% stock dividend and since held without any change in beneficial ownership shall be entitled the same number of votes as the original shares with respect to which they were distributed.

   To enable Roper to tabulate the voting by beneficial owners of Common Stock held in your name, a special proxy has been devised for use in tabulating the number of shares entitled to five votes each and one vote each. On this card, the beneficial owner must confirm the numbers of five-vote shares and one-vote shares, respectively, he is entitled to vote, and by the same signature, gives instructions as to the voting of those shares. ALL UNINSTRUCTED SHARES WILL BE VOTED UNDER THE 10-DAY RULE. ALL SHARES FOR WHICH BENEFICIAL OWNERSHIP IS NOT CONFIRMED, WHETHER INSTRUCTED OR NOT, WILL BE LISTED AS ONE-VOTE SHARES. THIS IS NOT TO BE REGARDED AS A NON-ROUTINE VOTE MERELY BECAUSE OF THE NATURE OF THE VOTING RIGHTS OF THE COMMON STOCK. The confirmation of beneficial ownership is as follows:

                              VOTING CONFIRMATION

   Please provide the number of shares beneficially owned for each category as of January 25, 2002.

   ________ shares beneficially owned ON or BEFORE January 25, 1998 entitled to five votes each.

   ________ shares beneficially owned and acquired AFTER January 25, 1998 entitled to one vote each.

   If no confirmation is provided, it will be deemed that beneficial ownership of all shares voted will be entitled to one vote each.

   You do not have to tabulate votes. Only record the number of shares shown on the "Vote Confirmation" Section of the Proxy Card. If no shares are reported on the Proxy Card, record the shares for tabulation purposes as having been acquired AFTER January 25, 1998.

   If you are a broker, do not confirm shares. Only the beneficial owner confirms shares in each voting category shown on the Proxy Card.

   If you are a bank, you may wish to follow your usual procedures and furnish the Proxy Card to the beneficial owner. The beneficial owner will vote his beneficial ownership including the completion of the information required by the "Vote Confirmation". The beneficial owner may return the Proxy Card either to you or to Roper Industries, Inc., c/o First Union National Bank, attn: Proxy Tabulation--NC 1153, P.O. Box 217950, Charlotte, NC 28254-3555.

   Unless otherwise specified below, this Proxy will be voted FOR the election as Directors of the nominees listed below.


                            ROPER INDUSTRIES, INC.

            This Proxy for the 2002 Annual Meeting of Shareholders
               is Solicited on Behalf of the Board of Directors

   At the Annual Meeting of Shareholders of Roper Industries, Inc. to be held on March 15, 2002 at the corporate offices at 160 Ben Burton Road, Bogart, Georgia 30622, and all adjournments thereof, Brian D. Jellison and Martin S. Headley, and each of them, are authorized to represent me and vote my shares on the following:

Item

   1.  To elect three (3) Directors;

   2.  To transact any other business properly brought before the meeting.

INSTRUCTION: Inthe tables on the reverse side indicate the number of shares voted FOR, AGAINST, or ABSTAIN FOR or WITHHOLD AUTHORITY as to each nominee for Director.

                              (Continuedand to be signed on reverse side)

                              "Address Label"

(Continued from other side)

                                      Shares beneficially owned on or BEFORE January 25, 1998
                                           (Post number of shares, not number of votes)
-                                     -------------------------------------------------------
                                           FOR                       AGAINST       ABSTAIN
-                                          ---                       -------       -------
1.  Directors
 Donald G. Calder....................  ______________............
                                      ---                         -------       -------
 Derrick N. Key...................... ---                         -------       -------
 Christopher Wright.................. ---                         -------       -------
2.  To approve the transaction of
  any other business properly brought
  before the meeting................. ---                         -------       -------

                                       Shares beneficially owned and acquired AFTER January
                                                             25, 1998
                                           (Post number of shares, not number of votes)
 -                                     ----------------------------------------------------
                                           FOR                      AGAINST      ABSTAIN
 -                                         ---                      -------      -------
 1.  Directors
  Donald G. Calder....................  _____________............
                                       ---                        -------      -------
  Derrick N. Key...................... ---                        -------      -------
  Christopher Wright.................. ---                        -------      -------
 2.  To approve the transaction of
   any other business properly brought
   before the meeting................. ---                        -------      -------

                          POST ONLY RECORD POSITION:
                             DO NOT TABULATE VOTES

Dated ___________________________________________________________, 2002
_______________________________________________________________________________
_______________________________________________________________________________
Signature of Shareholder
Please sign your name as it appears on this Proxy. In case of multiple or joint ownership, all should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.